Exhibit 99.1
Bradley S. Jacobs to Lead Equity Investment of up to $150 million in Express-1 Expedited Solutions
Jacobs to Become Chairman and Chief Executive Officer
SAINT JOSEPH, Mich. and GREENWICH, Conn. — June 14, 2011 — Express-1 Expedited Solutions, Inc. (NYSE Amex: XPO) (“Express-1” or “Company”) and Bradley S. Jacobs today announced that they have entered into an agreement under which Jacobs and minority co-investors will invest an aggregate of up to $150 million in cash in Express-1, including an investment by Jacobs Private Equity LLC of up to $135 million, in each case including amounts payable upon exercise of the warrants described below.
Express-1 is a non-asset-based, third-party logistics (“3PL”) transportation services provider offering expedited transportation solutions, domestic and international freight forwarding, and premium truckload brokerage services to retail, commercial, manufacturing and industrial customers.
Jacobs will become the majority shareholder in Express-1 and chairman of its board of directors. In addition, he will lead the Company as chief executive officer. Jacobs previously built two multi-billion dollar, publicly traded companies: United Rentals, Inc. (NYSE: URI), the world’s largest equipment rental company, and United Waste Systems, Inc., the fifth largest solid waste company in the United States at the time of its sale.
Jacobs said, “I plan to build a multi-billion dollar transportation brokerage business over the next several years. Express-1 is an ideal platform, with prominent positions in expedited services, freight brokerage and freight forwarding. I’m excited about leading the company into its next phase of growth.”
Mike Welch, chief executive officer of Express-1 Expedited Solutions, Inc., said, “We’re very pleased that Brad has decided to make such a significant commitment to advancing Express-1’s position in the industry. We view his decision as a strong vote of confidence in the caliber of our employees and our operations.”
Under the terms of the agreement, the investors will receive convertible preferred stock, convertible into approximately 43 million shares of the Company’s common stock at a price of $1.75 a share, and warrants to purchase an additional approximately 43 million shares of the Company’s common stock at an exercise price of $1.75 per share. These figures will be adjusted for a 4:1 reverse stock split that the Company will implement upon the closing of the transaction. The purchase of the convertible preferred stock will represent an initial investment of $75 million, and the exercise of the warrants will represent an additional investment of up to $75 million. The transaction, which has been approved by the Company’s board of directors, is subject to the receipt of shareholder approval and other customary closing conditions.
Express-1 is expected to maintain its current headcount and central operating locations in Buchanan, Mich., Downers Grove, Ill., South Bend, Ind., Rochester Hills, Mich., Miami, Fla., and Tampa, Fla.
Deutsche Bank Securities Inc. and UBS Investment Bank served as financial advisors to Jacobs, and Cravath, Swaine & Moore LLP served as legal advisor. BB&T Capital Markets served as financial advisor to Express-1’s board of directors, and Roetzel & Andress, L.P.A. served as legal advisor. Ladenburg Thalmann & Co. Inc. provided a fairness opinion regarding the proposed transaction to the special committee of the board of directors.
Freight Brokerage and Freight Forwarding
Express-1 serves retail, commercial, manufacturing and industrial customers in two growing areas of the transportation industry: domestic freight brokerage and international freight forwarding.

The size of the U.S. freight brokerage market (via trucking) is estimated to be approximately $50 billion annually. While there are more than 10,000 licensed freight brokers in the United States, 99 percent of them generate less than $200 million in revenues. The size of the international freight forwarding market (via air and sea) is estimated to be approximately $150 billion annually, with the 10 largest firms accounting for about 40 percent total share.
About Express-1 Expedited Solutions, Inc.
Founded in 1989, Express-1 is a non-asset-based, third-party logistics (“3PL”) services provider that uses a network of relationships with ground, sea and air carriers to find the best transportation solutions for its customers. Express-1 offers its services through three distinct business units: Express-1, Inc. (expedited transportation solutions), the fifth largest U.S. expedited freight service provider, according to The Journal of Commerce; Concert Group Logistics, Inc. (domestic and international freight forwarding); and Bounce Logistics, Inc. (premium truckload brokerage). The Company serves more than 4,000 retail, commercial, manufacturing and industrial customers through six U.S. operations centers and 22 agent locations. In 2010, the Company completed more than 144,000 transactions for customers and generated revenues of approximately $158 million. For more information about Express-1 Expedited Solutions: www.xpocorporate.com.
About Bradley S. Jacobs
Since 1979, Bradley S. Jacobs has founded and led four highly successful companies, including two multi-billion dollar, publicly traded corporations: United Rentals (NYSE: URI), the world’s largest equipment rental company, and United Waste Systems, which was sold in 1997 for $2.5 billion. As chairman of United Rentals from 1997 through 2007, Jacobs grew the company to $3.9 billion in revenues, with more than 700 branch locations, 13,000 employees, and a ranking as the 536th largest public corporation in America by Fortune magazine. He has been instrumental in raising more than $6 billion through dozens of financings in the debt and equity markets since 1992.
In 1989, Jacobs founded United Waste and built it into the fifth largest solid waste management business in North America. In 1987, he founded Hamilton Resources (UK) Ltd., a worldwide oil trading company that served major oil companies and oil-producing countries and generated annual revenues of approximately $1 billion. In 1979, he co-founded Amerex Oil Associates, Inc., creating one of the world’s largest oil brokerage firms, with an annual gross contract volume of approximately $4.7 billion.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should”, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Factors that could cause actual results to differ materially from those described in this press release include, among others: uncertainties as to the timing of the equity investment; the possibility that competing transaction proposals will be made; the possibility that various closing conditions for the equity investment may not be satisfied or waived; the possibility that the warrants, if issued, will not be exercised; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this press release, which speak only as of the date hereof. Neither the Company nor any other person undertakes any obligation to update any of these statements in light of new information or future events.
Additional Information and Where to Find It

In connection with the proposed equity investment, the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTIONS BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Express-1 Expedited Solutions, Inc., Attn: Secretary of the Board of Directors, 3399 South Lakeshore Drive, Suite 225, Saint Joseph, Michigan 49085, telephone: (269) 429-9761, or from the Company’s website, www.xpocorporate.com.
Jacobs Private Equity LLC and the Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed equity investment. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 29, 2011. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed equity investment, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the proposed equity investment, when filed with the SEC.
Contact:
Steve Lipin
Jennifer MacDonald
Brunswick Group +1-212-333-3810